3Q22 Financial Results October 19, 2022

2 Forward-looking statements and use of non-GAAP financial measures This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding potential future share repurchases and future dividends as well as the potential effects of the COVID-19 disruption and Russia’s invasion of Ukraine on our business, operations, financial performance and prospects, are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook,” “guidance” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: • Negative economic and political conditions that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits which may affect, among other things, the level of nonaccrual assets, charge-offs and provision expense; • The rate of growth in the economy and employment levels, as well as general business and economic conditions, and changes in the competitive environment; • Our ability to implement our business strategy, including the cost savings and efficiency components, and achieve our financial performance goals, including through the integration of Investors and the HSBC branches; • The COVID-19 disruption and its effects on the economic and business environments in which we operate; • The impact of Russia’s invasion of Ukraine and the imposition of sanctions on Russia and other actions in response, including on economic and market conditions, inflationary pressures and the interest rate environment, commodity price and foreign exchange rate volatility, and heightened cybersecurity risks; • Our ability to meet heightened supervisory requirements and expectations; • Liabilities and business restrictions resulting from litigation and regulatory investigations; • Our capital and liquidity requirements under regulatory capital standards and our ability to generate capital internally or raise capital on favorable terms; • The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale; • Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets; • The effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; • Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses; • A failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber-attacks; • Greater than expected costs or other difficulties related to the integration of our business and that of Investors and the relevant HSBC branches; • The inability to retain existing Investors or HSBC clients and employees following the closing of the Investors and HSBC branch acquisitions; and • Management’s ability to identify and manage these and other risks. In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, risk-weighted assets, capital impacts of strategic initiatives, market conditions and regulatory and accounting considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares from or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends. Further, statements about the effects of the COVID-19 disruption and Russia’s invasion of Ukraine on our business, operations, financial performance and prospects may constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic and Russia’s invasion of Ukraine, actions taken by governmental authorities in response to the pandemic and Russia’s invasion of Ukraine, and the direct and indirect impact of the pandemic and Russia’s invasion of Ukraine on our customers, third parties and us. More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section in Part II, Item 1A of our Quarterly Report on Form 10-Q for the period ended March 31, 2022 and Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as filed with the Securities and Exchange Commission. Non-GAAP Financial Measures: This document contains non-GAAP financial measures denoted as Underlying results, excluding HSBC and ISBC, excluding acquisitions and excluding PPP. Underlying results for any given reporting period exclude certain items that may occur in that period which Management does not consider indicative of the Company’s on-going financial performance. We believe these non-GAAP financial measures provide useful information to investors because they are used by our Management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe our Underlying results in any given reporting period reflect our on-going financial performance in that period and, accordingly, are useful to consider in addition to our GAAP financial results. We further believe the presentation of Underlying results increases comparability of period-to-period results. The Appendix presents reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by such companies. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP.

3Q22 GAAP financial summary

$s in millions	3Q22	2Q22	3Q21	Q/Q $/bps	Q/Q %	Y/Y $/bps	Y/Y %
Net interest income	$ 1,665	$ 1,505	$ 1,145	$ 160	11 %	$ 520	45 %
Noninterest income	512	494	514	18	4	(2)	—
Total revenue	2,177	1,999	1,659	178	9	518	31
Noninterest Expense	1,241	1,305	1,011	(64)	(5)	230	23
Pre-provision profit	936	694	648	242	35	288	44
Provision (benefit) for credit losses	123	216	(33)	(93)	(43)	156	NM
Income before income tax expense	813	478	681	335	70	132	19
Income tax expense	177	114	151	63	55	26	17
Net income	$ 636	$ 364	$ 530	$ 272	75 %	$ 106	20 %
Preferred dividends	25	32	26	(7)	(22)	(1)	(4)
Net income available to common stockholders	$ 611	$ 332	$ 504	$ 279	84 %	$ 107	21 %
$s in billions							
Average interest-earning assets	$ 203.6	$ 198.7	$ 167.3	$ 4.9	2 %	$ 36.3	22 %
Average deposits	$ 177.6	$ 176.4	$ 151.9	$ 1.3	1 %	$ 25.7	17 %
Performance metrics							
Net interest margin[1]	3.24 %	3.04 %	2.72 %	20 bps		52 bps	
Net interest margin, FTE[1]	3.25	3.04	2.72	21		53	
Loans-to-deposit ratio (period-end)	87.4	87.3	81.0	16		643	
ROACE	10.9	5.9	9.4	496		152	
ROTCE	17.0	9.1	13.7	783		325	
ROA	1.1	0.7	1.1	46		(1)	
ROTA	1.2	0.7	1.2	47		(1)	
Efficiency ratio	57.0	65.3	60.9	(825)		(390)	
Noninterest income as a % of total revenue	24 %	25 %	31 %	(118) bps		(747) bps	
FTEs[2]	19,235	19,583	17,366	(348)	(2) %	1,869	11 %
Operating leverage					13.8 %		8.4 %
Per common share							
Diluted earnings	$ 1.23	$ 0.67	$ 1.18	$ 0.56	84 %	$ 0.05	4 %
Tangible book value	$ 26.62	$ 29.14	$ 34.44	$ (2.52)	(8.6) %	$ (7.82)	(23) %
Average diluted shares outstanding (in millions)	497.5	493.3	427.8	4.2	1 %	69.6	16 %

See pages 29-30 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 28.

3

4 3Q22 Underlying financial summary(1) Q/Q Y/Y $s in millions 3Q22 $/bps % $/bps % Net interest income $1,665 $160 11% $520 45% Noninterest income 512 (13) (2) (2) — Total revenue 2,177 147 7 518 31 Noninterest expense 1,195 15 1 207 21 Pre-provision profit 982 132 16 311 46 Provision (benefit) for credit losses 123 52 73 156 NM Net income available to common stockholders $644 $81 14% $124 24% Performance metrics Diluted EPS $1.30 $0.16 14% $0.08 7% Efficiency ratio 54.9 (326) bps (465) bps Noninterest income as a % of total revenue 24% (234) bps (747) bps ROTCE 17.9% 246 bps 374 bps Tangible book value per share $26.62 $(2.52) (9)% $(7.82) (23)% See pages 29-30 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 28. 3Q22 Notable Items Impacts Pre-tax EPS ($s in millions except per share data) Integration related $ (37) $ (0.06) TOP revenue and efficiency initiatives (9) (0.01) Total: $ (46) $ (0.07)

5 Overview(1) See pages 29-30 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 28. Navigating well in a dynamic environment – Underlying EPS of $1.30 and ROTCE of 17.9% – Underlying PPNR of $982 million, up 16% QoQ – NII up 11% QoQ given improved net interest margin, up 21 bps, and interest-earning asset growth – Fees down 2% QoQ with FX and derivative products revenue down from record prior quarter – Expenses well controlled, broadly stable QoQ – Strong positive underlying operating leverage QoQ of 6.0%; Underlying efficiency ratio improved to 54.9% – Average loans up 2% QoQ led by strength in commercial, with period-end loans stable; loan yields up 62 bps QoQ – Average deposits up 1% QoQ and period-end deposits stable; total deposit costs up 27 bps – Provision for credit losses of $123 million and reserve build of $49 million reflect an increased risk of recession, partly offset by improvement in portfolio mix Prioritizing major strategic initiatives – TOP 7 making progress, on track to achieve a > $115 million pre-tax run-rate benefit by YE2022; planning for TOP 8 underway – Consumer: NYC Metro and New Jersey market entry, transformative national expansion strategy, growing Citizens PayTM, driving momentum in Wealth, E2E digitization and deepening initiatives – Commercial: enhancing coverage model, diversifying fee capabilities, expanding into high-growth sectors and supporting the growth of private capital – Enterprise: NextGen Tech and digital initiatives driving enhanced customer experiences and operating performance Credit trends favorable – Credit remains strong across retail and commercial; NCOs of 19 bps up 6 bps QoQ; NPLs to loans of 0.55% vs. 0.54% at 2Q22 – Allowance for credit losses coverage ratio of 1.41% up 4 bps QoQ; compares with pro forma day-1 CECL reserve of ~1.30% Strong capital, liquidity and funding – CET1 ratio slightly above target midpoint at 9.8%(2) – Period-end LDR ratio of 87%, stable with 2Q22; average DDA up 11% YoY and down 2% QoQ – Increased asset sensitivity ~3.3% from 2.6% in 2Q22 – TBV/share of $26.62, down 8.6% QoQ given the impact of higher long-term rates on accumulated other comprehensive income

Net interest income

NII and NIM continue to benefit from rising rates and robust commercial loan growth

NII and NIM



$s in millions, except earning assets
$167.3B
$1,145
2.72%
$168.0B
$1,126
2.66%
$169.3B
$1,147
2.75%
$198.7B
$1,505
3.04%
$203.6B
$1,665
3.25%
3Q21
4Q21
1Q22
2Q22
3Q22
Average interest-earning assets
Net interest income
NIM, FTE

Linked Quarter

- NII up 11% given higher net interest margin and 2% growth in interest-earning assets, including average loan growth, up 2%, and average investments, up 7%
  - NIM of 3.25% increased 21 bps reflecting higher earning-asset yields given higher market interest rates, partly offset by increased funding costs
  - Interest-earning asset yields increased 56 bps to 3.82%
  - Interest-bearing deposit costs up 38 bps to 56 bps; well-controlled cumulative beta of 18%

NIM 2Q22 to 3Q22



3.04%
0.56%
(0.34)%
(0.01)%
3.25%
2Q22
Asset Yields
Funding Costs
Other
3Q22

Year-Over-Year

- NII up 45%, reflecting higher NIM and 22% growth in average interest-earning assets, including the impact of the HSBC and ISBC transactions
  - NIM of 3.25%, up 53 bps reflects higher earning-asset yields given higher market interest rates, the impact of the HSBC and ISBC transactions and the deployment of cash into loan growth, partially offset by increased funding costs
  - Interest-earning asset yields increased 93 bps
  - Interest-bearing deposit costs up 42 bps

6

7 Continue to be well positioned for higher rates (1) Based on end-September 2022 forward curve (2) Represents estimated percentage change in net interest income over 12 months from a gradual 200 bp increase in interest rates compared with a base case where market forward rates are realized (3) Represents an accelerated gradual 200 bps decrease in interest rates from June 2023 to December 2023 compared with a base case where market forward rates are realized ■ Asset sensitivity increased to ~3.3%(2) from 2.6% in 2Q22 ■ Notable 3Q22 ALM hedge actions: – $8.5B of forward starting cash flow receive fixed swaps executed at a weighted average receive rate of ~2.8% – $1.5B in forward starting interest rate collars ■ Current hedges should maintain a 4Q24 NIM floor of ~3.25% in a down 200 bps scenario(3) Interest rate risk management update Strong NIM outlook with downside rate protection ■ NIM projected to increase from 3.25% in 3Q22 to ~3.50% plus(1) by the end of 2023 ■ Cumulative loan betas expected to exceed deposit betas through the rate cycle ■ Deposit betas tracking well within expectations, ultimate outcome depends on pace and level of Fed rate hikes ■ Increasing focus on protecting NIM and ROTCE through 2024 and beyond

Noninterest income(1)

Diverse fee base performing well in a challenging market environment

Underlying, as applicable
$s in millions

	3Q22	2Q22	3Q21	$ Q/Q	$ Y/Y
Capital markets fees	$ 89	$ 88	$ 72	$ 1	$ 17
Service charges and fees	109	108	110	1	(1)
Mortgage banking fees	66	72	108	(6)	(42)
Card fees	71	71	66	—	5
Trust and investment services fees	61	66	61	(5)	—
Letter of credit and loan fees	40	40	39	—	1
FX and derivative products	42	60	29	(18)	13
Securities gains, net	—	1	3	(1)	(3)
Other income(2)	34	19	26	15	8
Noninterest income	$ 512	$ 525	$ 514	$ (13)	$ (2)

Noninterest income



$s in millions
$514
$594
$498
$525
$512
3Q21
4Q21
1Q22
2Q22
3Q22

Linked Quarter

- Underlying noninterest income decreased 2%
  - Capital markets fees stable reflecting higher M&A advisory fees offset by lower loan syndication fees
  - Mortgage banking fees decreased driven mainly by lower production volume given higher interest rates
  - Wealth fees decreased driven by the impact of lower asset values on portfolio billing
  - FX and derivative products revenue decreased given a moderation of client hedging activity from record levels
  - Other income increased given a seasonal improvement related to tax-advantaged investments and higher leasing income

Year-Over-Year

- Underlying noninterest income was broadly stable
  - Capital markets fees increased given the impact of acquisitions, partially offset by lower underwriting
  - Mortgage banking fees declined given lower gain-on-sale margins and production volumes, partly offset by higher servicing revenue
  - Card fees increased given higher debit and credit card volumes
  - FX and derivative products revenue increased reflecting client interest rate, commodity and foreign exchange hedging activity
  - Other income increased given higher investment and leasing income

8

See pages 29-30 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 28.

Noninterest expense(1)

Expenses well controlled with merger-related cost synergies on track; efficiency ratio 54.9%

Underlying, as applicable $s in millions	3Q22	2Q22	3Q21	$ Q/Q	$ Y/Y
Salaries & employee benefits	$ 622	$ 611	$ 522	$ 11	$ 100
Equipment & software	159	163	150	(4)	9
Outside services	152	148	132	4	20
Occupancy	104	110	76	(6)	28
Other operating expense	158	148	108	10	50
Noninterest expense	$1,195	$1,180	$ 988	$ 15	$ 207
Full-time equivalents (FTEs)	19,235	19,583	17,366	(348)	1,869

Underlying efficiency ratio



59.5%
58.7%
64.3%
58.2%
54.9%
3Q21
4Q21
1Q22
2Q22
3Q22

Linked Quarter

- Underlying noninterest expense broadly stable
  - Reflects modest increase in salaries and employee benefits and higher advertising costs, largely offset by lower occupancy expense related to merger integration
  - Results reflect strong expense discipline and the benefit of efficiency initiatives

Year-Over-Year

- Underlying noninterest expense up 4% excluding HSBC/ ISBC and the Commercial fee-based acquisitions that closed after 2Q21
  - Reflects higher salaries and employee benefits, as well as higher other operating expenses, namely FDIC insurance, travel and advertising costs, partially offset by the benefit of efficiency initiatives

9

See pages 29-30 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 28.

Loans and leases[1]

Strong Commercial loan growth driving average loans up 2% QoQ

Average loans and leases[2]



$s in billions
$122.6
$125.2
$129.2
$153.8
$156.9
$21.8
$0.7
$122.6
$125.2
$128.5
$132.0
$156.9
3Q21
4Q21
1Q22
2Q22
3Q22
CFG standalone
HSBC/ISBC

Period-end loans and leases[2]



$s in billions
$123.3
$128.2
$131.3
$156.2
$156.1
$21.7
$1.4
$123.3
$128.2
$129.9
$134.5
$156.1
3Q21
4Q21
1Q22
2Q22
3Q22
CFG standalone
HSBC/ISBC

Linked Quarter

- Average loans up $3.0 billion, or 2%
  - Commercial up 3%, reflecting growth in C&I and CRE given increased line utilization and slower paydowns
  - Retail up 1% given growth in mortgage and home equity offsetting planned run off in auto
- Period-end loans broadly stable
  - Commercial broadly stable given higher than usual end-of-quarter C&I paydowns
  - Retail broadly stable with growth in home equity and mortgage offset by planned run off in auto and flow agreements

Year-Over-Year

- Average loans up $34.2 billion, or 28%; excluding HSBC/ISBC, up 10%
  - Commercial up 13% reflecting higher line utilization partly offset by reduction in PPP; up 18% excluding PPP
  - Retail up 8% with growth in mortgage, home equity, auto and education
- Period-end loans up $32.8 billion, or 27%; excluding HSBC/ISBC, up 9%
  - Commercial up 13% given higher C&I
  - Retail up 6% driven by mortgage and home equity, partly offset by planned run off in auto and personal unsecured installment loans

10

See pages 29-30 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 28.

Average funding and cost of funds[1]

Average deposits up 1% QoQ; demand deposits 30% of total deposits

3Q22 Average deposits



$s in billions
$151.9
$153.0
$155.1
$176.4
$177.6
0.14%
0.13%
0.10%
0.18%
0.56%
0.09%
0.09%
0.07%
0.12%
0.39%
3Q21
4Q21
1Q22
2Q22
3Q22
Commercial
Consumer
Other
Total deposit costs
Interest-bearing deposit costs

Linked Quarter

- Average deposits up $1.3 billion, or 1%, with growth in term and savings partly offset by lower money market accounts, demand deposits and checking with interest
- Period-end deposits broadly stable with lower demand deposits and checking with interest largely offset by growth in savings, money market accounts and term
- Citizens Access™ 3Q22 average balance of $5.4 billion and period-end balance of $6.6 billion
- Total deposit costs remain well controlled, up 27 bps
- Interest-bearing deposit costs of 56 bps, up 38 bps
- Total cost of funds of 62 bps, up 37 bps
- Period-end FHLB advances of $9.8 billion, down $2.3 billion

3Q22 Average deposit mix



30%
26%
22%
3%
13%
6%
Demand
Money Market
Checking with interest
Savings
Citizens Access Savings
Term

Period-end LDR



81%
87%
87%
3Q21
2Q22
3Q22

Year-Over-Year

- Period-end deposit growth of $26.3 billion, or 17%, including $25.6 billion related to HSBC/ISBC
  - Deposits broadly stable excluding HSBC/ISBC
- Average deposits up $25.7 billion, or 17%, including $25.7 billion related to HSBC/ISBC
  - Deposits up slightly excluding HSBC/ISBC
- Total deposit costs up 30 bps and interest-bearing deposit costs up 42 bps
- Total cost of funds up 43 bps

11

See pages 29-30 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 28.

Credit quality overview

Credit provision expense (benefit); net charge-offs

$s in millions



0.14%
0.14%
0.19%
0.13%
0.19%
$44
$45
$59
$71
$49
$123
$74
$(33)
$(25)
$(21)
3Q21
4Q21
1Q22
2Q22
3Q22
Underlying provision expense (benefit) for credit losses(1)
Net charge-offs
Net charge-off ratio

Highlights

- NCOs of $74 million, or 19 bps of average loans and leases, up 6 bps QoQ
- Nonaccrual loans increased 1 bp to 55 bps of total loans QoQ
- Provision for credit losses of $123 million and reserve build of $49 million reflect an increased risk of recession, partly offset by improvement in portfolio mix
- ACL to nonaccrual loans and leases ratio of 258% compares with 256% as of 2Q22 and 268% as of 3Q21

Allowance for credit losses

$s in millions



$2,004
$1,934
$1,878
$2,147
$2,196
$247
$1,900
1.63%
1.51%
1.43%
1.37%
1.41%
3Q21
4Q21
1Q22
2Q22
3Q22
Allowance for credit losses
Allowance for credit losses - ISBC
Allowance to loan coverage ratio(2)

Nonaccrual loans

$s in millions



$747
$702
$789
$839
$852
$86
$753
0.61%
0.55%
0.60%
0.54%
0.55%
3Q21
4Q21
1Q22
2Q22
3Q22
Nonaccrual loans
Nonaccrual loans - ISBC
Nonaccrual loans to total loans

12

See pages 29-30 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 28.

Allowance for credit losses

Allowance for credit losses



$s in millions
$2,147
$(17)
$66
$2,196
2Q22
Portfolio Changes
Economic and qualitative factors
3Q22

Commentary

- Reserve build reflects an increased risk of recession, partly offset by improvement in portfolio mix
- Day-1 CECL adoption ACL coverage ratio was 1.47% on January 1, 2020
  - The pro forma for the current portfolio mix would be approximately 1.30%

Key Assumptions

- Reserve base case assumes a shallow recession and incorporates the risk of added stress on certain portfolios including those subject to higher risk from inflation, supply chain issues and return-to-office trends

ACL coverage ratio

	2Q22	3Q22
Retail	1.33%	1.33%
Commercial	1.42%	1.48%
Total Citizens	1.37%	1.41%

Note: Portfolio Changes represent run off, changes in credit quality, aging of existing portfolio and utilization changes. Economic/Qualitative changes represent changes to macroeconomic variables and qualitative factors, including management overlays.

13

Capital remains strong

$s in billions (period-end)	3Q21	4Q21	1Q22	2Q22	3Q22
Basel III basis[(1)(2)]					
Common equity tier 1 capital	$ 15.6	$ 15.7	$ 15.6	$ 17.9	$ 18.3
Risk-weighted assets	$151.8	$158.8	$161.9	$187.7	$187.2
Common equity tier 1 ratio	**10.3 %**	**9.9 %**	**9.7 %**	**9.6 %**	**9.8 %**
Tier 1 capital ratio	**11.6 %**	**11.1 %**	**10.9 %**	**10.6 %**	**10.9 %**
Total capital ratio	**13.4 %**	**12.7 %**	**12.5 %**	**12.3 %**	**12.6 %**
Tangible common equity ratio	8.1 %	8.1 %	7.1 %	6.6 %	6.1 %

CET1 ratio remains strong[(3)]

	CET1	TBV/share $	TBV/share %
2Q22	**9.6 %**	**$29.14**	
Net Income	0.34	1.28	4.4 %
Common and preferred dividends	(0.12)	(0.47)	(1.6)%
RWA growth	0.03		
Goodwill and intangibles	(0.04)	(0.14)	(0.5)%
AOCI	—	(3.24)	(11.1)%
Other	0.01	0.05	0.2 %
Total change	0.22	(2.52)	(8.6)%
3Q22	**9.8 %**	**$26.62**	

Highlights

- 3Q22 CET1 ratio of 9.8%, compares with 9.6% in 2Q22
- TBV/share of $26.62, down 8.6% QoQ; tangible common equity ratio of 6.1%, down 50 bps QoQ
  - HTM securities designation of ~30% at quarter end
- Paid $210 million in common dividends to shareholders in 3Q22
- Plan to resume share repurchases in 4Q22[(4)]

14

See pages 29-30 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 28.

198,217,24155,96,146 127, 127, 127 0,157, 120 91,137,193 189,221,209 192,192,192255,201,47 15 ▪ Launched Citizens AccessTM mobile app ▪ Citizens AccessTM migrated to cloud-enabled platform ▪ Launched national online storefront with Mortgage and Education refi on Citizens AccessTM ▪ Expand national online storefront adding Card and Checking with deepening focusExecuting national digital strategy & tech modernization ▪ Strong customer engagement with ~19% growth YoY in mobile active users and ~250% growth in virtual chat sessions for 3Q22 ▪ Delivered on TOP efficiency commitments ▪ Redesign of customer journeys to reduce call center volume and teller transactions via mobile app self-serve capabilitiesDigitization ▪ Complete ISBC integration in 1Q23 ▪ NYC entry marketing program underway ▪ HSBC conversion complete; ISBC integration on track; completed Wealth, Mortgage origination and servicing conversions ▪ Launching new Citizens Private Client offering in 4Q22 ▪ Hiring 200+ Financial Advisors and Relationship Managers ▪ Scaling enhanced financial planning capabilities ▪ Launched enhanced training program ▪ 5 branches and two Wealth Centers in FL ▪ ~160 partners as of September 30, 2022; New signings in targeted verticals: Telecom, Dental, Retailers, etc. ▪ New mobile app and consumer direct experience ▪ Prioritize direct originations with intent to deepen Customer Relationship Deepening ▪ Launched CitizensPlusTM, a new customer value proposition aimed and rewarding customers to do more with Citizens ▪ Numerous ‘wallet share’ improvement strategies underway to grow relationships with high value customers Consumer initiatives to drive outsized revenue growth Progress madeStrategic priorities Focus for next 12 months Building a leading NYC Metro / NJ bank Driving momentum in Wealth Growing Citizens PayTM

198,217,24155,96,146 127, 127, 127 0,157, 120 91,137,193 189,221,209 192,192,192255,201,47 16 Commercial Banking - broadening capabilities and strengthening execution Delivering resultsTransformed business since IPOStrategic priorities Capital and Global Markets fees up 84% 2018-2021 Record Global Markets fees YTD22 Named Best Treasury & Cash Management bank by Global Finance 32% increase in lead lending relationships 2018-2021 One of the top providers of private equity sponsor finance Launched Carbon Offset Deposits; joins Green Deposits to help clients meet ESG goals Strong league table results(1) Middle-market bookrunner by deal count LTM 3Q22 Sponsor #2 Overall #5 See page 32 for notes and important information on Non-GAAP Financial Measures, as applicable, including “Underlying” results. “Underlying” results exclude the impact of notable items. Enhancing coverage model Building solution sets and diverse fee capabilities Expanding presence in high-growth markets • Targeting key growth verticals; JMP added technology, healthcare and fintech; DH Capital focused on technology infrastructure and communications • Expanding leveraged finance opportunities across middle-market, sponsor client base • Growing mid-corporate client base through geographic expansion into Southeast, Texas, California • Significant investments in talent and capabilities ◦ Strengthened corp finance, M&A advisory ◦ Deepening relationships with enhanced Treasury Solutions, Global Markets capabilities • Focused on private equity sponsors through advisory, subscription finance, LBOs, public market capital • Built out bond origination and trading, added commodity hedging • JMP adds equity underwriting, research in growth industries

4Q22 outlook vs. 3Q22

	3Q22 Underlying[1]	4Q22 Underlying outlook
Net interest income	$1,665MM	Up ~3%
NIM	3.25%	3.30-3.35%
Loan growth	$156.9B average loans	Stable to up modestly; commercial growth partially offset by auto rundown
Noninterest income	$512MM	Stable to up modestly
Noninterest expense	$1,195MM	Stable
Net charge-off ratio	19 bps	~20-22 bps
CET1 ratio[2]	9.8%	Upper end of 9.5-10% target range
Tax rate	22.0%	~22%

Full year/ 4Q22 commentary

- Continue to outperform FY2022 guide for revenue, PPNR, credit performance, EPS and ROTCE
  - Delivering positive operating leverage for 2022 in excess of 5%, 4Q22 ~3%
  - Efficiency ratio for FY2022 ~57%, 4Q22 <54%
  - FY2022 ROTCE >16%, 4Q22 well above Q3 and medium-term target range of 14-16%

17

See pages 29-30 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 28.

18 – Multi-year investments in fee-generation capabilities, including selective acquisitions – New York market entry provides significant revenue growth potential – Capital Markets well positioned to benefit when market volatility eases – Driving momentum in Wealth with launch of Citizens Private Client in 4Q22; hiring 200+ Financial Advisors and Relationship Managers – Positive outlook for Citizens Building a formidable balance sheet with strong capital, liquidity and funding, and a prudent credit profile – Tightened risk appetite and selective in growing loans, emphasizing attractive relationship-orientated commercial loan growth – Prudent hedging to manage a more predictable and stable outlook for NII as we benefit from the higher rate environment – Improved deposit franchise supports NIM expansion and drives improved beta performance expectations this cycle – Focused on delivering strong positive underlying operating leverage – Significantly strengthened technology, digital and data capabilities Disciplined offense to drive strong performance over the medium term Managing prudently while playing offense, executing on strategic initiatives Executing on strategic initiatives and TOP efficiency programs – Continuing to invest in strategic initiatives that will deliver superior revenue growth in the medium-term – Integration of ISBC progressing well; on track to achieve planned expense synergies – TOP 7 making progress, on track to achieve a > $115 million pre-tax run-rate benefit by YE2022; planning for TOP 8 underway Strong defense to manage the risks of a dynamic environment – Interest-bearing deposit costs remain well-controlled with a cumulative beta of 18 percent – Period-end LDR ratio of 87%, stable with 2Q22 – CET1 ratio increased to 9.8%, slightly above target midpoint; positioned to resume common share repurchases in 4Q22 Positive outlook and momentum

Appendix

20 Net income available to common shareholders and EPS $s in millions, except per share data é16% $850 $982 2Q22 3Q22 Linked-quarter Underlying results(1) Return on average total tangible assets Return on average tangible common equity Average loans $s in billions Average deposits $s in billions é2% $3.5 2 $3.5 6 é14% $153.9 $156.9 2Q22 3Q22 $176.4 $177.6 2Q22 3Q22 1.12% 1.22% 2Q22 3Q22 15.5% 17.9% 2Q22 3Q22 $563 $644 $1.14 $1.30 2Q22 3Q22 é14% Pre-provision profit $s in millions See pages 29-30 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 28. é246 bps é10 bpsé1%

21 $671 $982 3Q21 3Q22 Year-over-year Underlying results(1) Return on average total tangible assets é46% Average loans $s in billions é28% Net income available to common shareholders and EPS $s in millions, except per share data Return on average tangible common equity Average deposits $s in billions $3.5 2 é1 bp $3.5 6 $122.6 $156.9 3Q21 3Q22 $151.9 $177.6 3Q21 3Q22 1.21% 1.22% 3Q21 3Q22 14.2% 17.9% 3Q21 3Q22 é17% Pre-provision profit $s in millions é374 bps $520 $644 $1.22 $1.30 3Q21 3Q22 See pages 29-30 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 28. é7% é24%

Investors integration update

Investors timeline



3Q21
4Q21
1Q22
2Q22
3Q22
4Q22
1Q23
Deal Announced
Phased Tech / Ops Integration
Mobilization and Planning
500+ Colleagues and contractors involved in conversion
9+ integration workstreams
40+ sub workstreams
Close Complete
~1,680 new colleagues on-boarded day-1
Mortgage originations converted
Wealth conversion
Mortgage servicing; back office conversion
Full bank and deposit conversion
Full-scale marketing campaign beginning in September
Legend:
Completed milestone
In process

- Completed first data conversion test with positive results; second test planned in 4Q22
- In addition, two full-simulation conversion dress rehearsals are planned before final conversion in mid-1Q23

On track to achieve ~$130 million pre-tax run-rate net expense synergies by YE2023 representing ~30% of Investors' 2021 expense base; ~70% of run-rate by YE2022

22

23 Stabilizing and protecting NII and NIM $17.2 $1.2 $22.1 $29.3 $25.5 $14.9 $5.4 $11.5 $10.1 $10.0 $10.1 $4.8 $5.8 $10.6 $11.3 $10.1 $8.8 $4.9 $1.4 $8.0 $5.3 $1.4 $0.5 2022 2023 2024 2025 2026 2027 1H28 Cash flow hedges are the primary tool to manage interest rate exposure Receive fixed cash flow swaps - average notional balances $ billions at 9/30/22 (1) 3Q22 ALM hedges executed ■ $8.5 billion forward starting cash flow receive fixed swaps executed at a weighted average rate of ~2.8% – Start dates from 3Q23 to 3Q24 with maturities ranging from 1.25 to 3.25 years ■ $29.75 billion outstanding cash flow receive fixed swaps at September 30, 2022 – Includes $11 billion forward starting through periods 1Q23 to 3Q24 ■ Added $1.5 billion zero cost rate collars with start dates in 4Q23 and 2Q24 to augment the hedging strategy Pre-2022 executions 1H22 executions *Expressed on a 1-month Libor equivalent basis 3Q22 executions (1) An additional $5.5 billion in cash flow basis swaps were executed during 3Q22. These basis swaps effectively convert the pay rate for an equivalent notional amount of cash flow received fixed swaps executed during the quarter from SOFR overnight to 1-month term SOFR

24 39% 18% 18% 4% 14% 7% 38% 38% 39% 33% 35% 34% 18% 17% 17% 5% 5% 5% 6% 5% 5% 4Q19 2Q22 3Q22 $75.0B Retail credit portfolio See pages 29-30 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 28. 800+ 740-799 680-739 640-679 <640 $61.6 $75.0 $s in billions Retail portfolio FICOs(2) $74.7 Home equity Retail loans(1) Residential mortgages Auto Education - in school Education - refinance Other retail ~93% of retail portfolio > 680 Super-prime/prime* ~75% of retail portfolio Secured ■ Mortgage - FICO ~780 – Weighted-average LTV of ~56% ■ Home equity - FICO ~770 – 46% secured by 1st lien – ~98% CLTV less than 80% – ~91% CLTV less than 70% ■ Auto – FICO ~745 – Weighted-average LTV of ~89% ■ Education – FICO ~785 ■ Other retail: – Credit card - FICO ~740 – Citizens PayTM – FICO ~730; incorporates loss sharing High quality, diverse portfolio '* Super-prime/prime defined as FICO of 680 or above

$81.1B Commercial credit portfolio

Diverse and granular portfolio[1]

($ in billions)	Outstanding balance	% of total CFG
C&I		
Finance and insurance	$ 11.5	7 %
Other manufacturing	4.7	3
Technology	4.6	3
Accomodation and food services	3.6	2
Health, pharma, and social assistance	3.1	2
Professional, scientific, & technical services	3.0	2
Wholesale trade	3.0	2
Retail trade	2.7	2
Other services	2.4	2
Energy and related	2.3	1
Real estate and rental and leasing	1.6	1
Consumer products manufacturing	1.6	1
Administrative and waste management services	1.5	1
Arts, entertainment, and recreation	1.5	1
Automotive	1.4	1
Other[2]	2.5	2
Total C&I	$ 51.0	33 %
CRE		
Multi-family	$ 8.7	6 %
Office	6.4	4
Retail	3.4	2
Industrial	3.3	2
Co-op	1.8	1
Other	5.1	3
Total CRE	$ 28.7	18 %
Total Commercial loans & leases	$ 81.1	52
Total CFG	$ 156.1	100 %

Commercial portfolio risk ratings[3]


$s in billions
$57.5
$81.4
$81.1
B- and lower
B+ to B
BB+ to BB-
AAA+ to BBB-
3%
14%
25%
58%
3%
14%
19%
64%
3%
14%
19%
64%
4Q19
2Q22
3Q22

Highlights

- Disciplined capital allocation and risk appetite
  - Highly experienced leadership team
  - Focused client selection
- Migrated CRE portfolio toward larger, well-capitalized institutional and upper-middle market borrowers
- ~87% of the CRE portfolio is project-secured
- Multi-family portfolio focused on class A and B properties; expanded with ISBC acquisition in New York and New Jersey
- Leveraged loans ~2% of total CFG loans, granular hold positions with an average outstanding of ~$12 million

25

See pages 29-30 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 28.

26 Delinquency by product type See pages 29-30 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 28. June 30, 2022 (%) September 30, 2022 (%) Days Past Due and Accruing Days Past Due and Accruing Current 30-59 60-89 90+ Nonaccrual Current 30-59 60-89 90+ Nonaccrual Commercial and industrial 99.44% 0.07% 0.02% 0.08% 0.39% 99.30% 0.14% 0.07% 0.03% 0.46 % Commercial real estate 99.14% 0.61% — % 0.12% 0.13% 99.31% 0.47% 0.08% 0.01% 0.13 % Leases 98.73% 1.08% 0.19% — % — % 99.93% 0.07% — % — % — % Total commercial 99.32% 0.28% 0.02% 0.09% 0.29% 99.32% 0.26% 0.07% 0.02% 0.33 % Residential mortgages(1) 96.67% 0.20% 0.12% 2.14% 0.87% 97.40% 0.22% 0.14% 1.44% 0.80 % Home equity 97.81% 0.27% 0.09% — % 1.83% 97.87% 0.30% 0.11% — % 1.72 % Automobile 98.50% 0.87% 0.27% — % 0.36% 98.31% 1.00% 0.29% — % 0.40 % Education 99.44% 0.20% 0.10% 0.02% 0.24% 99.33% 0.24% 0.15% 0.03% 0.25 % Other retail 98.20% 0.64% 0.44% 0.25% 0.47% 98.04% 0.70% 0.49% 0.32% 0.45 % Total retail 97.81% 0.37% 0.16% 0.86% 0.80% 98.03% 0.41% 0.19% 0.60% 0.77 % Total 98.59% 0.32% 0.09% 0.46% 0.54% 98.69% 0.33% 0.13% 0.30% 0.55%

27 Allocation of allowance for credit losses by product type June 30, 2022 September 30, 2022 $s in millions Loans and Leases Allowance Coverage Loans and Leases Allowance Coverage Allowance for Loans and Lease Losses Commercial and industrial(1) $51,801 $608 1.17% $50,989 $582 1.14 % Commercial real estate 28,070 350 1.25 28,681 421 1.47 Leases 1,574 29 1.87 1,444 27 1.86 Total commercial 81,445 987 1.21 81,114 1,030 1.27 Residential mortgages 29,088 196 0.67 29,548 197 0.67 Home equity 13,122 96 0.73 13,684 68 0.50 Automobile 13,868 145 1.04 13,155 137 1.04 Education 13,141 287 2.18 13,094 307 2.35 Other retail 5,508 253 4.59 5,545 241 4.33 Total retail loans 74,727 977 1.31 75,026 950 1.27 Total loans and leases $156,172 $1,964 1.26% $156,140 $1,980 1.27 % Allowance for Unfunded Lending Commitments(2)* Commercial(1) $166 1.42% $172 1.48 % Retail 17 1.33 44 1.33 Total allowance for unfunded lending commitments $183 $216 Allowance for credit losses(2) $156,172 $2,147 1.37% $156,140 $2,196 1.41% *Coverage ratios reflect total allowance for credit losses for the respective portfolio. See pages 29-30 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 28.

Notable items[1]

Quarterly results for second and third quarter 2022 and third quarter 2021 reflect notable items primarily related to integration costs associated with the acquisitions of HSBC, ISBC and JMP Group LLC, as well as TOP revenue and efficiency initiatives. In addition, second quarter 2022 results include a notable item representing the day-one CECL provision expense ("double count") related to the ISBC transaction. These notable items have been excluded from reported results to better reflect Underlying operating results.

Notable items - integration related	3Q22		2Q22		3Q21	
$s in millions, except per share data	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax
Noninterest income	$ —	$ —	$ (31)	$ (23)	$ —	$ —
EPS Impact -Noninterest income		$ —		$ (0.05)		$ —
Salaries & benefits	$ (17)	$ (12)	$ (64)	$ (48)	$ —	$ —
Outside services	(11)	(8)	(35)	(26)	(4)	(3)
Occupancy	(2)	(1)	—	—	—	—
Other expense	(7)	(5)	(5)	(4)	—	—
Noninterest expense	$ (37)	$ (26)	$ (104)	$ (78)	$ (4)	$ (3)
EPS Impact - Noninterest expense		$ (0.06)		$ (0.16)		$ (0.01)
ISBC Day 1 CECL provision expense ("double count")	$ —	$ —	$ (145)	$ (108)	$ —	$ —
EPS Impact - Provision for credit losses		$ —		$ (0.22)		$ —
Tax integration cost	—	—	—	(6)	—	—
EPS Impact - Tax integration cost		$ —		$ (0.01)		$ —
Total Integration Costs	$ (37)	$ (26)	$ (280)	$ (215)	$ (4)	$ (3)
EPS Impact - Total integration related		$ (0.06)		$ (0.44)		$ (0.01)

Other notable items - primarily tax and TOP	3Q22		2Q22		3Q21	
$s in millions, except per share data	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax
Other notable items- TOP & other actions						
Salaries & benefits	$ —	$ —	$ (8)	$ (6)	$ 13	$ 9
Equipment and software	—	—	(6)	(4)	(7)	(5)
Outside services	(9)	(7)	(6)	(5)	(8)	(6)
Occupancy	—	—	(1)	(1)	(1)	—
Other expense	—	—	—	—	(16)	(11)
Noninterest expense	$ (9)	$ (7)	$ (21)	$ (16)	$ (19)	$ (13)
Total Other Notable Items	$ (9)	$ (7)	$ (21)	$ (16)	$ (19)	$ (13)
EPS Impact - Other Notable Items		$ (0.01)		$ (0.03)		$ (0.03)
Total Notable Items	$ (46)	$ (33)	$ (301)	$ (231)	$ (23)	$ (16)
Total EPS Impact		$ (0.07)		$ (0.47)		$ (0.04)

See pages 29-30 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described above.

28

29 Notes on Non-GAAP Financial Measures See important information on our use of Non-GAAP Financial Measures at the beginning this presentation and reconciliations to GAAP financial measures at the end of this presentation. Non-GAAP measures are herein defined as Underlying results, excluding HSBC and ISBC, excluding acquisitions and excluding PPP. Where there is a reference to Underlying results in a paragraph or table, all measures that follow these references are on the same basis, when applicable. Allowance coverage ratios for loans and leases includes the allowance for funded loans and leases in the numerator and funded loans and leases in the denominator. Allowance coverage ratios for credit losses includes the allowance for funded loans and leases and allowance for unfunded lending commitments in the numerator and funded loans and leases in the denominator. PPP loan balances were $287 million and $165 million as of June 30, 2022 and September 30, 2022, respectively. General Notes a. References to net interest margin are on a fully taxable equivalent ("FTE") basis. b. Throughout this presentation, references to consolidated and/or commercial loans and loan growth include leases. Loans held for sale are also referred to as LHFS. c. Select totals may not sum due to rounding. d. Based on Basel III standardized approach. Capital Ratios are preliminary. e. Throughout this presentation, reference to balance sheet items are on an average basis and loans exclude held for sale unless otherwise noted. f. NIM excluding elevated cash adjusts interest-earning assets to exclude the impact of cash above targeted operating levels. Notes Notes on slide 3 - 3Q22 GAAP financial summary 1) See general note a). 2) Full-time equivalent employees. Notes on slide 4 - 3Q22 Underlying financial summary 1) See note on non-GAAP financial measures. Notes on slide 5 - Overview 1) See note on non-GAAP financial measures. 2) See general note d). Notes on slide 8 - Noninterest income 1) See note on non-GAAP financial measures. 2) Includes bank-owned life insurance income and other miscellaneous income for all periods presented. Notes on slide 9 - Noninterest expense 1) See above note on non-GAAP financial measures. Notes on slide 10 - Loans and leases 1) See above note on non-GAAP financial measures. 2) See general note c). Notes on slide 11 - Average funding and cost of funds 1) See note on non-GAAP financial measures. Notes on slide 12 - Credit quality overview 1) See note on non-GAAP financial measures. 2) Allowance for credit losses to nonperforming loans and leases. Notes on slide 14 - Capital remains strong 1) See general note d). 2) For regulatory capital purposes, in connection with the Federal Reserve’s final interim rule as of April 3, 2020, 100% of the $451 million Day-1 CECL impact recorded as of January 1, 2020 will be deferred over a two-year period ending January 1, 2022, at which time it will be phased in on a pro-rata basis over a three-year period ending January 1, 2025. Additionally, 25% of the cumulative reserve build of $923 million since January 1, 2020, or $231 million, will be phased in over the same time frame. 3) See general note c). 4) Subject to regulatory approval. Notes on slide 16 - Commercial Banking - broadening capabilities and strengthening execution 1) Thomson Reuters LPC, Loan syndication league table ranking for the prior twelve months as of 3Q22 based on deals for Overall U.S. Middle Market (defined as Borrower Revenues <$500 million and Deal Size <$500 million).

30 Notes continued Notes on slide 17 - 4Q22 outlook vs. 3Q22 1) See note on non-GAAP financial measures. 2) See general note d). Notes on slide 20 - Linked-quarter Underlying results 1) See note on non-GAAP financial measures. Notes on slide 21 - Year-over-year Underlying results 1) See note on non-GAAP financial measures. Notes on slide 24 - Retail credit portfolio 1) See general note d). 2) Reflects period-end loan balances. Notes on slide 25 - Commercial credit portfolio 1) Includes PPP loans of $165 million as of September 30, 2022. 2) Includes all sectors under 2%. 3) Reflects period-end loan balances. Notes on slide 26 - Delinquency by product type 1) 90+ days past due and accruing includes $425 million and $544 million of loans fully or partially guaranteed by the FHA, VA, and USDA at September 30, 2022 and December 31, 2021, respectively. Notes on slide 27 - Allocation of allowance for credit losses by product 1) Coverage ratio includes total commercial allowance for unfunded lending commitments and total commercial allowance for loan and lease losses in the numerator and total commercial loans and leases in the denominator. 2) Coverage ratio includes total retail allowance for unfunded lending commitments and total retail allowance for loan losses in the numerator and total retail loans in the denominator. Notes on slide 28 - Notable items 1) See note on non-GAAP financial measures.

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS						
					3Q22 Change			
		3Q22	2Q22	3Q21	2Q22		3Q21	
					$	%	$	%
Noninterest income, Underlying:								
Noninterest income (GAAP)	A	$512	$494	$514	$18	4%	($2)	–%
Less: Notable items		–	(31)	–	31	100	–	–
Noninterest income, Underlying (non-GAAP)	B	$512	$525	$514	($13)	(2%)	($2)	–%
Total revenue, Underlying:								
Total revenue (GAAP)	C	$2,177	$1,999	$1,659	$178	9%	$518	31%
Less: Notable items		–	(31)	–	31	100	–	–
Total revenue, Underlying (non-GAAP)	D	$2,177	$2,030	$1,659	$147	7%	$518	31%
Noninterest expense, Underlying:								
Noninterest expense (GAAP)	E	$1,241	$1,305	$1,011	($64)	(5%)	$230	23%
Less: Notable items		46	125	23	(79)	(63)	23	100
Noninterest expense, Underlying (non-GAAP)	F	$1,195	$1,180	$988	$15	1%	$207	21%
Pre-provision profit:								
Total revenue (GAAP)	C	$2,177	$1,999	$1,659	$178	9%	$518	31%
Less: Noninterest expense (GAAP)	E	1,241	1,305	1,011	(64)	(5)	230	23
Pre-provision profit (GAAP)		$936	$694	$648	$242	35%	$288	44%
Pre-provision profit, Underlying:								
Total revenue, Underlying (non-GAAP)	D	$2,177	$2,030	$1,659	$147	7%	$518	31%
Less: Noninterest expense, Underlying (non-GAAP)	F	1,195	1,180	988	15	1	207	21
Pre-provision profit, Underlying (non-GAAP)		$982	$850	$671	$132	16%	$311	46%
Provision (benefit) for credit losses, Underlying:								
Provision (benefit) for credit losses (GAAP)		$123	$216	($33)	($93)	(43%)	$156	NM
Less: Notable items		–	145	–	(145)	(100)	–	–
Provision (benefit) for credit losses, Underlying (non-GAAP)		$123	$71	($33)	$52	73%	$156	NM
Income before income tax expense, Underlying:								
Income before income tax expense (GAAP)	G	$813	$478	$681	$335	70%	$132	19%
Less: Expense before income tax benefit related to notable items		(46)	(301)	(23)	255	85	(23)	(100)
Income before income tax expense, Underlying (non-GAAP)	H	$859	$779	$704	$80	10%	$155	22%
Income tax expense, Underlying:								
Income tax expense (GAAP)	I	$177	$114	$151	$63	55%	$26	17%
Less: Income tax benefit related to notable items		(13)	(70)	(7)	57	81	(6)	(86)
Income tax expense, Underlying (non-GAAP)	J	$190	$184	$158	$6	3%	$32	20%
Net income, Underlying:								
Net income (GAAP)	K	$636	$364	$530	$272	75%	$106	20%
Add: Notable items, net of income tax benefit		33	231	16	(198)	(86)	17	106
Net income, Underlying (non-GAAP)	L	$669	$595	$546	$74	12%	$123	23%
Net income available to common stockholders, Underlying:								
Net income available to common stockholders (GAAP)	M	$611	$332	$504	$279	84%	$107	21%
Add: Notable items, net of income tax benefit		33	231	16	(198)	(86)	17	106
Net income available to common stockholders, Underlying (non-GAAP)	N	$644	$563	$520	$81	14%	$124	24%

31

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS						
					3Q22 Change			
		3Q22	2Q22	3Q21	2Q22		3Q21	
					$/bps	%	$/bps	%
Operating leverage:								
Total revenue (GAAP)	C	$2,177	$1,999	$1,659	$178	8.88%	$518	31.19%
Less: Noninterest expense (GAAP)	E	1,241	1,305	1,011	(64)	(4.89)	230	22.79
Operating leverage						13.77%		8.40%
Operating leverage, Underlying:								
Total revenue, Underlying (non-GAAP)	D	$2,177	$2,030	$1,659	$147	7.20%	$518	31.19%
Less: Noninterest expense, Underlying (non-GAAP)	F	1,195	1,180	988	15	1.19	207	20.96
Operating leverage, Underlying (non-GAAP)						6.01%		10.23%
Efficiency ratio and efficiency ratio, Underlying:								
Efficiency ratio	E/C	57.02 %	65.27%	60.92 %	(825) bps		(390) bps	
Efficiency ratio, Underlying (non-GAAP)	F/D	54.90	58.16	59.55	(326) bps		(465) bps	
Noninterest income as a % of total revenue, Underlying:								
Noninterest income as a % of total revenue	A/C	24 %	25%	31 %	(118) bps		(747) bps	
Noninterest income as a % of total revenue, Underlying	B/D	24	26	31	(234) bps		(747) bps	
Effective income tax rate and effective income tax rate, Underlying:								
Effective income tax rate	I/G	21.80%	23.77%	22.35 %	(197) bps		(55) bps	
Effective income tax rate, Underlying (non-GAAP)	J/H	22.00	23.69	22.45	(169) bps		(45) bps	
Return on average common equity and return on average common equity, Underlying:								
Average common equity (GAAP)	O	$22,246	$22,383	$21,326	($137)	(1%)	$920	4%
Return on average common equity	M/O	10.91 %	5.95%	9.39 %	496 bps		152 bps	
Return on average common equity, Underlying (non-GAAP)	N/O	11.52	10.06	9.70	146 bps		182 bps	
Return on average tangible common equity and return on average tangible common equity, Underlying:								
Average common equity (GAAP)	O	$22,246	$22,383	$21,326	($137)	(1%)	$920	4%
Less: Average goodwill (GAAP)		8,131	8,015	7,055	116	1	1,076	15
Less: Average other intangibles (GAAP)		228	213	52	15	7	176	NM
Add: Average deferred tax liabilities related to goodwill (GAAP)		424	416	383	8	2	41	11
Average tangible common equity	P	$14,311	$14,571	$14,602	($260)	(2%)	($291)	(2%)
Return on average tangible common equity	M/P	16.96 %	9.13%	13.71 %	783 bps		325 bps	
Return on average tangible common equity, Underlying (non-GAAP)	N/P	17.91	15.45	14.17	246 bps		374 bps	
Return on average total assets and return on average total assets, Underlying:								
Average total assets (GAAP)	Q	$225,473	$220,967	$186,108	$4,506	2%	$39,365	21%
Return on average total assets	K/Q	1.12 %	0.66%	1.13 %	46 bps		(1) bps	
Return on average total assets, Underlying (non-GAAP)	L/Q	1.18	1.08	1.16	10 bps		2 bps	

32

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

			QUARTERLY TRENDS					
					3Q22 Change			
					2Q22		3Q21	
		3Q22	2Q22	3Q21	$/bps	%	$/bps	%
Return on average total tangible assets and return on average total tangible assets, Underlying:								
Average total assets (GAAP)	Q	$225,473	$220,967	$186,108	$4,506	2%	$39,365	21%
Less: Average goodwill (GAAP)		8,131	8,015	7,055	116	1	1,076	15
Less: Average other intangibles (GAAP)		228	213	52	15	7	176	NM
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		424	416	383	8	2	41	11
Average tangible assets	R	$217,538	$213,155	$179,384	$4,383	2%	$38,154	21%
Return on average total tangible assets	K/R	1.16 %	0.69%	1.17 %	47 bps		(1) bps	
Return on average total tangible assets, Underlying (non-GAAP)	L/R	1.22	1.12	1.21	10 bps		1 bps	
Tangible book value per common share:								
Common shares - at period-end (GAAP)	S	495,843,793	495,650,259	426,199,576	193,534	—%	69,644,217	16%
Common stockholders' equity (GAAP)		$21,132	$22,314	$21,409	($1,182)	(5)	($277)	(1)
Less: Goodwill (GAAP)		8,160	8,081	7,065	79	1	1,095	15
Less: Other intangible assets (GAAP)		199	211	51	(12)	(6)	148	NM
Add: Deferred tax liabilities related to goodwill and other intangible assets (GAAP)		424	422	384	2	—	40	10
Tangible common equity	T	$13,197	$14,444	$14,677	($1,247)	(9%)	($1,480)	(10%)
Tangible book value per common share	T/S	$26.62	$29.14	$34.44	($2.52)	(9%)	($7.82)	(23%)
Net income per average common share - basic and diluted and net income per average common share - basic and diluted, Underlying:								
Average common shares outstanding - basic (GAAP)	U	495,651,083	491,497,026	426,086,717	4,154,057	1%	69,564,366	16%
Average common shares outstanding - diluted (GAAP)	V	497,477,501	493,296,114	427,840,964	4,181,387	1	69,636,537	16
Net income per average common share - basic (GAAP)	M/U	$1.23	$0.68	$1.18	$0.55	81	$0.05	4
Net income per average common share - diluted (GAAP)	M/V	1.23	0.67	1.18	0.56	84	0.05	4
Net income per average common share - basic, Underlying (non-GAAP)	N/U	1.30	1.14	1.22	0.16	14	0.08	7
Net income per average common share - diluted, Underlying (non-GAAP)	N/V	1.30	1.14	1.22	0.16	14	0.08	7

33

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

	QUARTERLY TRENDS						
				3Q22 Change			
				2Q22		3Q21	
	3Q22	2Q22	3Q21	$/bps	%	$/bps	%
Other income, Underlying							
Other income (GAAP)	$34	($12)	$26	$46	NM	$8	31%
Less: Notable items	—	(31)	—	31	100	—	—
Other income, Underlying (non-GAAP)	$34	$19	$26	$15	79%	$8	31%
Salaries and employee benefits, Underlying:							
Salaries and employee benefits (GAAP)	$639	$683	$509	($44)	(6%)	$130	26%
Less: Notable items	17	72	(13)	(55)	(76)	30	231
Salaries and employee benefits, Underlying (non-GAAP)	$622	$611	$522	$11	2%	$100	19%
Equipment and software, Underlying:							
Equipment and software (GAAP)	$159	$169	$157	($10)	(6%)	$2	1%
Less: Notable items	—	6	7	(6)	(100)	(7)	(100)
Equipment and software, Underlying (non-GAAP)	$159	$163	$150	($4)	(2%)	$9	6%
Outside services, Underlying:							
Outside services (GAAP)	$172	$189	$144	($17)	(9%)	$28	19%
Less: Notable items	20	41	12	(21)	(51)	8	67
Outside services, Underlying (non-GAAP)	$152	$148	$132	$4	3%	$20	15%
Occupancy, Underlying:							
Occupancy (GAAP)	$106	$111	$77	($5)	(5%)	$29	38%
Less: Notable items	2	1	1	1	100	1	100
Occupancy, Underlying (non-GAAP)	$104	$110	$76	($6)	(5%)	$28	37%
Other operating expense, Underlying:							
Other operating expense (GAAP)	$165	$153	$124	$12	8%	$41	33%
Less: Notable items	7	5	16	2	40	(9)	(56)
Other operating expense, Underlying (non-GAAP)	$158	$148	$108	$10	7%	$50	46%

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35 Non-GAAP financial measures and reconciliations - excluding the impact of HBC & ISBC Acquisitions and PPP loans QUARTERLY TRENDS 3Q22 Change 3Q22 2Q22 3Q21 2Q22 3Q21 $/bps % $/bps % Average Commercial Loans, excluding HSBC, ISBC, and PPP Average Commercial Loans (GAAP) A $82,047 $79,684 $58,681 $2,363 3% $23,366 40% Less: HSBC & ISBC Acquisition Impact $15,925 $16,266 $— ($341) (2%) $15,925 100% Less: PPP $212 $349 $2,770 ($137) (39%) ($2,558) (92%) Average Commercial Loans, excluding HSBC, ISBC, and PPP (non-GAAP) B $65,910 $63,069 $55,911 $2,841 5% $9,999 18% $s in millions

36 Non-GAAP financial measures and reconciliations - excluding the impact of HSBC, ISBC, and Commercial fee-based acquisitions closed after 2Q21 QUARTERLY TRENDS 3Q22 Change 3Q22 2Q22 3Q21 2Q22 3Q21 $/bps % $/bps % Noninterest expense, Underlying excluding HSBC, ISBC, and Commercial fee based acquisition expenses closed after 2Q21: Noninterest expense (GAAP) A $1,241 $1,305 $1,011 ($64) (5%) $230 23% Less: Notable items 46 125 23 (79) (63) 23 100 Less: HSBC & ISBC Acquisition Impact 130 128 — 2 2 130 100 Less: Commercial fee based acquisition expenses closed after 2Q21 37 29 1 8 28 36 NM Total Noninterest expense, Underlying excluding HSBC, ISBC, and Commercial fee based acquisition expenses closed after 2Q21 (non-GAAP) B $1,028 $1,023 $987 $5 —% $41 4% $s in millions, except ratio data

Non-GAAP financial measures and reconciliations - excluding the impact of HSBC & ISBC Acquisitions

$s in millions, except ratio data

		QUARTERLY TRENDS						
					3Q22 Change			
		3Q22	2Q22	3Q21	2Q22		3Q21	
Total Loans (GAAP)	E	$156,140	$156,172	$123,318	($32)	—%	$32,822	27%
Less: HSBC & ISBC Acquisition Impact		21,171	21,700	—	(529)	(2)	21,171	100
Total Loans, excluding HSBC & ISBC (non-GAAP)	F	$134,969	$134,472	$123,318	$497	—%	$11,651	9%
Total Commercial Loans, excluding HSBC & ISBC								
Total Commercial Loans (GAAP)	G	$81,114	$81,445	$57,955	($331)	—%	$23,159	40%
Less: HSBC & ISBC Acquisition Impact		15,749	16,138	—	(389)	(2)	15,749	100
Total Commercial Loans, excluding HSBC & ISBC (non-GAAP)	H	$65,365	$65,307	$57,955	$58	—%	$7,410	13%
Total Retail Loans, excluding HSBC & ISBC								
Total Retail Loans (GAAP)	I	$75,026	$74,727	$65,363	$299	—%	$9,663	15%
Less: HSBC & ISBC Acquisition Impact		5,422	5,562	—	(140)	(3)	5,422	100
Total Retail Loans, excluding HSBC & ISBC (non-GAAP)	J	$69,604	$69,165	$65,363	$439	1%	$4,241	6%
Total Average Loans, excluding HSBC & ISBC								
Average Loans (GAAP)	K	$156,879	$153,854	$122,641	$3,025	2%	$34,238	28%
Less: HSBC & ISBC Acquisition Impact		21,417	21,836	—	(419)	(2)	21,417	100
Total Average Loans, excluding HSBC & ISBC (non-GAAP)	L	$135,462	$132,018	$122,641	$3,444	3%	$12,821	10%
Average Commercial Loans, excluding HSBC & ISBC								
Average Commercial Loans (GAAP)	M	$82,047	$79,684	$58,681	$2,363	3%	$23,366	40%
Less: HSBC & ISBC Acquisition Impact		15,925	16,266	—	(341)	(2)	15,925	100
Average Commercial Loans, excluding HSBC & ISBC (non-GAAP)	N	$66,122	$63,418	$58,681	$2,704	4%	$7,441	13%
Average Retail Loans, excluding HSBC & ISBC								
Average Retail Loans (GAAP)	O	$74,832	$74,170	$63,960	$662	1%	$10,872	17%
Less: HSBC & ISBC Acquisition Impact		5,492	5,569	—	(77)	(1)	5,492	100
Average Retail Loans, excluding HSBC & ISBC (non-GAAP)	P	$69,340	$68,601	$63,960	$739	1%	$5,380	8%

37